Exhibit 23.4

GYT(P)/HLO/90710(Cor. Fin.)

gordon.tsang@sw-hk.com

(852) 2157 5504

(852) 2533 2504

1 October 2026

TOP Financial Group Limited

Room 1101, 118 Connaught Road West

Hong Kong

Dear Sir or Madam,

Re:	Consent Letter in relation to TOP Financial Group Limited (the “Company”)

We refer to the registration statement on Form F-1 for resale (the “Registration Statement”) to be filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on or around October 1, 2026.

We consent to the references to our name under the heading “Prospectus Summary”, “Enforceability of Civil Liabilities” and “Legal Matters” in the Registration Statement. We also consent to the filing of this consent letter as an exhibit to the Registration Statement.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ Stevenson, Wong & Co.

Stevenson, Wong & Co.